UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 5, 2008

Date of Report (date of earliest event reported)

Copart, Inc.

(Exact name of Registrant as specified in its charter)

California	000-23255	94-2867490
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

4665 Business Center Drive
Fairfield, California 94534

(Address of principal executive offices)

(707) 639-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2008, we entered into an agreement with Willis J. Johnson, our Chief Executive Officer and a member of our board of directors, pursuant to which we will acquire 600,000 shares of our common stock at a price of $47.55 per share, or an aggregate purchase price of $28,530,000.  The settlement date for the acquisition of the common stock is expected to be on or about June 13, 2008, and the purchase will be made pursuant to our existing stock repurchase program.  The per share purchase price for the common stock to be acquired is based on the closing price of our common stock on June 5, 2008 (as reported by The NASDAQ Stock Market), less $0.25.  This repurchase was approved by the disinterested members of our board of directors and the Audit Committee of our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2008	COPART, INC.

	By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel
and Secretary